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                                                                     EXHIBIT 4.1
                                STERICYCLE, INC.

                       2000 NONSTATUTORY STOCK OPTION PLAN


                                    ARTICLE 1

                                     PURPOSE

     The purpose of this plan is to permit the Company to grant stock options to selected employees of the Company and its Subsidiaries, and to selected consultants to the Company, in order to reward them for their efforts on the Company's behalf and to provide an additional incentive to contribute to the Company's attainment of its performance objectives.

                                    ARTICLE 2

                                   DEFINITIONS

     BOARD means the Company's Board of Directors.

     CHANGE OF CONTROL means an event or the last of a series of related events by which:

          (a) any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors; or

          (b) during any 24-month period a majority of the members of the Board of Directors ceases to consist of Directors who were:

               (1) Directors at the beginning of the period ("Continuing Directors"); or

               (2) appointed to office after the start of the period by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Appointed Directors"); or

               (3) elected to office after the start of the period by the Company's stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Elected Directors"); or

               (4) appointed to office after the start of the period by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

               (5) elected to office after the start of the period by the Company's stockholders following nomination for election by the Board of Directors with the



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          approval of two-thirds of the incumbent Continuing, Appointed and
          Elected Directors; or

          (c) the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company's Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 75% of the voting power in elections for directors; or

          (d) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors.

As used in this definition, a "Person" means any "person" as that term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, together with all of that person's "affiliates" and "associates" as those terms are defined in Rule 12b-2 of the Securities and Exchange Commission.

     COMMON STOCK means the Company's Common Stock, par value $.01 per share.

     CLOSING PRICE means the last reported sales price of a share of Common Stock on the Nasdaq National Market.

     COMPANY means Stericycle, Inc., a Delaware corporation.

     CONSULTANT means any consultant, advisor or vendor rendering services or providing goods to the Company or a Subsidiary.

     DIRECTOR means a director of the Company.

     DISABILITY means a person's total and permanent disability as defined in
Section 22(e)(3) of the Code.

     EMPLOYEE means an employee of the Company or any Subsidiary.

     EXPIRATION DATE means the last day on which an Option may be exercised.

     OFFICER means (i) the Company's President and Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer (ii) any Executive Vice President or other Vice President of the Company and (iii) any other person who is considered an "officer" of the Company for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

     OPTION means an option granted under this Plan to purchase shares of Common Stock.

     OPTION AGREEMENT is defined in Paragraph 8.5.

     OPTION EXCHANGE PROGRAM means a program whereby outstanding Options are



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surrendered in exchange for Options with a lower exercise price.

     OPTION SHARES means the shares of Common Stock for which an Option is or may become exercisable.

     PLAN means this plan, as it may be amended. The name of this Plan is the "Stericycle, Inc. 2000 Nonstatutory Stock Option Plan."

     PLAN ADMINISTRATOR means the Board or the committee of the Board to which the Board has delegated its authority to administer the Plan in accordance with Paragraph 7.1

     SUBSIDIARY means a "subsidiary corporation" as defined in ss. 424(f) of the Internal Revenue Code of 1986.

     TERMINATION DATE means the date of termination of employment of an Employee by the Company or a Subsidiary. A transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company or to another Subsidiary, shall not be considered a termination of employment.

                                    ARTICLE 3

                         EFFECTIVE DATE AND TERM OF PLAN

     3.1 EFFECTIVE DATE. This Plan shall become effective when adopted by the Board.

     3.2 TERM. This Plan shall have a term of 10 years expiring on the tenth anniversary of its adoption. No Option may be granted under this Plan after its expiration.

                                    ARTICLE 4

                                SHARES AVAILABLE

     4.1 MAXIMUM NUMBER OF SHARES. The maximum total number of shares of Common Stock for which Options may be granted under this Plan is 500,000 shares (subject to adjustment as provided in Paragraph 10.1).

     4.2 SHARES ADDED BACK. To the extent that an Option expires unexercised or is surrendered, the number of Option Shares in respect of which the Option expired or was surrendered shall be added back to the number of shares of Common Stock for which Options may be granted under this Plan.

                                    ARTICLE 5

                           NONSTATUTORY STOCK OPTIONS

     The Options granted under this Plan shall be nonstatutory stock options, and are not



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intended to qualify as an incentive stock options under ss. 422 of the Internal
Revenue Code of 1986.

                                    ARTICLE 6

                                   ELIGIBILITY

     Options may be granted under this Plan to Employees and to Consultants. Options may not be granted to Officers or Directors.

                                    ARTICLE 7

                                 ADMINISTRATION

     7.1 PLAN ADMINISTRATOR. This Plan shall be administered by the Board. The Board may delegate its authority to administer the Plan to a standing committee of the Board or to a committee appointed by the Board for the purpose consisting of at least two Directors.

     7.2 POWERS. Subject to and not inconsistent with the provisions of the Plan, the Plan Administrator shall have the authority, in its discretion: (i) to select the Employees and Consultants to whom Options are granted; (ii) to determine the number of shares of Common Stock for which each Option is granted; and (iii) to determine the other terms, conditions, restrictions and limitations applicable to each Option.

     7.3 INTERPRETATION. The Plan Administrator may interpret the Plan, adopt and revise policies and procedures to administer the Plan, and make all determinations required for the Plan's administration. The actions of the Plan Administrator shall be final and binding.

                                    ARTICLE 8

                                  STOCK OPTIONS

     8.1 EXERCISE PRICE. The Plan Administrator shall determine the exercise price of each Option. The Plan Administrator, in its discretion, may reduce the exercise price per share of any outstanding Option to the current Closing Price, and may institute an Option Exchange Program at any time.

     8.2 TERM. The Plan Administrator shall determine (i) whether each Option shall be exercisable immediately or become exercisable at one time or in installments at different times and (ii) the time or times at which the Option shall become and remain exercisable. No Option may have an Expiration Date more than 10 years from the date that it was granted.

     Notwithstanding anything to the contrary in the underlying Option Agreement, each outstanding Option shall become exercisable in full upon a Change in Control. In addition, the Plan Administrator, in its discretion, may accelerate the exercisability of any Option at any time under any related or other circumstances.




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     8.3 TERMINATION OF EMPLOYMENT. In the case of an Option held by an
Employee:

          (a) to the extent that the Option is unexercisable as of the Employee's Termination Date, the Option shall expire on the Termination Date; and

          (b) to the extent that the Option is exercisable as of the Employee's Termination Date, the Option shall expire as specified in the Option Agreement (or if no date is specified, 30 days after the Termination Date, or if the Employee's employment terminated by reason of his or her death or Disability, on the first anniversary of the Termination Date), unless the Expiration Date is extended by the Plan Administrator. The Plan Administrator may extend the expiration to any date ending on or before the applicable Expiration Date.

     8.4 TRANSFERABILITY. Except as provided in the Option Agreement or as permitted by the Plan Administrator, no Option may be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable laws of intestacy. No Option shall be subject to execution, attachment or similar process.

     8.5 OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement (an "Option Agreement") between the Company and the person to whom the Option is granted, which shall be substantially in the form of the option agreement attached as EXHIBIT A or otherwise in a form approved by the Plan Administrator. Each Option Agreement shall contain the terms, conditions, restrictions and limitations applicable to the Option and any other provisions that the Plan Administrator considers advisable to include.

                                    ARTICLE 9

                               EXERCISE OF OPTIONS

     9.1 MANNER OF EXERCISE. An exercisable Option may be exercised in full or in part (but only in respect of a whole number of Option Shares) by (i) written notice to the Plan Administrator (or its designee) stating the number of Option Shares in respect of which the Option is being exercised and (ii) full payment of the exercise price of those shares.

     9.2 PAYMENT OF EXERCISE PRICE. Payment of the exercise price of an Option shall be made by certified or bank cashier's check or, if permitted by the Plan Administrator (either in the applicable Option Agreement or at the time of exercise): (i) a personal check; (ii) delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (iii) directing the Company to withhold, from the Option Shares otherwise issuable upon exercise of the Option, Option Shares having a fair market value on the date of exercise equal to the exercise price; (iv) surrendering exercisable Options having a fair market value on the date of exercise equal to the exercise price (measuring the fair market value of the Options surrendered by the excess of the aggregate fair market value on the date of exercise of the Option Shares over the aggregate exercise price); (v) any combination of the preceding methods of payment; or (vi) any other method of payment authorized by the Plan Administrator. For purposes of this Paragraph and Paragraph 9.3, "fair market value" shall be determined by the Closing Price on the



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date in question (or on the last trading day preceding the date in question if it is not a trading day).

     9.3 WITHHOLDING. Each person exercising an Option shall remit to the Company an amount sufficient to satisfy its federal, state and local withholding tax obligation, if any, in connection with the exercise. Payment shall be made by certified or bank cashier's check or, if permitted by the Plan Administrator (either in the applicable Option Agreement or at the time of exercise): (i) a personal check; (ii) delivery of shares of Common Stock having a fair market value on the date of exercise equal to the withholding obligation; (iii) directing the Company to withhold, from the Option Shares otherwise issuable upon exercise of the Option, Option Shares having a fair market value on the date of exercise equal to the withholding obligation; (iv) any combination of the preceding methods of payment; or (v) by any other method of payment authorized by the Plan Administrator.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     10.1 CAPITALIZATION ADJUSTMENTS. The aggregate number of shares of Common Stock for which Options may be granted under the Plan, the aggregate number of Option Shares in respect of each outstanding Option, and the exercise price of each outstanding Option may be adjusted by the Plan Administrator as it considers appropriate in the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations and the like. Adjustments under this Paragraph 10.1 shall be made in the Plan Administrator's discretion, and its decisions shall be final and binding.

     10.2 AMENDMENT AND TERMINATION. The Board may amend, suspend or terminate this Plan at any time. If this Plan is terminated, the provisions of this Plan shall continue to apply to Options granted prior to termination, and no amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Option without his or her consent.

     10.3 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any Option Agreement shall confer on any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.

     10.4 NOTICES. Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Plan Administrator at the Company's principal office or to any other person at his or her address as it appears on the Company's payroll or other records.

     10.5 SEVERABILITY. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

     10.6 GOVERNING LAW. This Plan and all Option Agreements shall be governed in accordance with the laws of the State of Illinois.




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                                    Exhibit A
                             STOCK OPTION AGREEMENT

                        (Nonstatutory Stock Option Under
                    Stericycle, Inc. 2000 Stock Option Plan)


     Subject to the attached terms, Stericycle, Inc., a Delaware corporation (the "Company"), grants to the following employee of the Company or one of its subsidiaries (the "Employee"), as of the following date (the "Option Grant Date"), a nonstatutory stock option (the "Option") under the Stericycle, Inc. 2000 Nonstatutory Stock Option Plan (the "Plan") to purchase the following number of shares of the Company's Common Stock, par value $.01 per share (the "Option Shares"), at the following purchase price per share (the "Exercise Price"), exercisable in installments in accordance with the following vesting schedule:

      Employee:                   [name]
      Grant Date:                 [number]
      Number of Option Shares:    [number]
      Exercise Price Per Share:   $[price]
      Vesting Schedule:           (1) [number] Option Shares become vested on
                                      [date]
                                  (2) [number] Option Shares become vested in 47
                                      monthly installments of [number] Option
                                      Shares each beginning on [date] and
                                      continuing on the first day of each month through (and including) [date]
                                  (3) [number] Option Shares become vested on
                                      [date]
      Expiration Date of Option:  [date]

                                    STERICYCLE, INC.

                                    By
                                      -----------------------------------------
                                        [name]

                                        [title]

                             ACCEPTANCE BY EMPLOYEE

     I accept this Stock Option Agreement and agree to be bound by all of its terms. I acknowledge receipt of a copy of the Plan. In consideration, in part, of the option granted to me under this Stock Option Agreement, I have signed a Confidentiality and Noncompetition Agreement with the Company, dated as of the Option Grant Date.

      Employee's signature:
                                   ---------------------------------------------
      Name (please print):
                                   ---------------------------------------------
      Address:
                                   ---------------------------------------------

                                   ---------------------------------------------
      Social Security number:
                                   ---------------------------------------------



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                                 TERMS OF OPTION


     1. PLAN. This Option has been granted under the Stericycle, Inc. 2000 Nonstatutory Stock Option Plan (the "Plan"), which is incorporated in this Agreement by reference. Capitalized terms used in this Agreement without being defined (for example, the term "Plan Administrator") have the same meanings that they have in the Plan.

     2. EXERCISABILITY. The Option may be exercised in whole or in part at any time prior to its Expiration Date to the extent that it is vested at the time of exercise. The Option shall not continue to vest after the Employee's Termination Date. Any portion of the Option that remains unexercised shall expire on the Expiration Date. The Option shall be subject to earlier expiration as provided in Paragraph 5.

     The Option shall become fully vested upon a Change in Control, as provided in Paragraph 8.2 of the Plan.

     3. MANNER OF EXERCISE. The Option may be exercised in respect of a whole number of Option Shares (and only in respect of a whole number) by:

          (a) written notice of exercise to the Plan Administrator (or its designee) at the Company's principal executive offices (which are currently located at 28161 North Keith Drive, Lake Forest, Illinois 60045), which is received prior to the Option's Expiration Date;

          (b) full payment of the Exercise Price of the Option Shares in respect of which the Option is exercised; and

          (c) full payment of an amount equal to the Company's federal, state and local withholding tax obligation, if any, in connection with the exercise.

     In addition, the exercise of the Option shall be subject to any procedures and policies that the Plan Administrator has adopted to administer the Plan which may be in effect at the time of exercise.

     4. MANNER OF PAYMENT. The Employee's payment of the Exercise Price of the Option Shares in respect of which the Option is exercised, and his or her payment of the Company's withholding tax obligation, if any, in connection with the exercise, shall be made by certified or bank cashier's check or by a wire transfer of immediately available funds.

     Payment also may be made by means of a "cashless" net exercise through a broker approved by the Plan Administrator for the purpose, pursuant to which the full amount due to the Company is remitted directly by the broker from the net proceeds of the sale of a sufficient number of Option Shares. In addition, payment may be made in any other manner authorized by the Plan and specifically permitted by the Plan Administrator at the time of exercise.



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     5. EARLY EXPIRATION OF OPTION. If the Employee's ceases to serve as an employee of the Company or a Subsidiary, the unvested portion of the Option shall terminate on the Employee's Termination Date. The vested portion of the Option shall expire 90 days after the Employee's Termination Date (or if the Employee's employment terminated by reason of his or her death or Disability, on the first anniversary of the Termination Date), unless the exercisability of the Option is extended by the Plan Administrator (in the Plan Administrator's sole discretion). The Plan Administrator may extend the exercisability of the Option to any date ending on or before the Option's Expiration Date.

     6. TRANSFERABILITY. The Option may not be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable intestacy laws; and the Option shall not be subject to execution, attachment or similar process. The Option may be exercised only by the Employee or, in the case of his or her death, by the person or persons to whom the Option passes by the Employee's will or the applicable intestacy laws (or by the legal representative of the Employee's estate).

     7. INTERPRETATION. This Agreement is subject to the terms of the Plan, as the Plan may be amended (but except as required by applicable law, no amendment of the Plan after the Option Grant Date shall adversely affect the Employee's rights in respect of the Option without the Employee's consent). If there is a conflict or inconsistency between this Agreement and the Plan, the terms of the Plan shall control. The Plan Administrator's interpretation of this Agreement and the Plan shall be final and binding.

     8. NO EMPLOYMENT RIGHT. Nothing in this Agreement shall be considered to confer on the Employee any right to continue in the employ of the Company or a Subsidiary or to limit the right of the Company or a Subsidiary to terminate the Employee's employment.

     9. NO STOCKHOLDER RIGHTS. The Employee shall not have any rights as a stockholder of the Company in respect of any of the Option Shares unless and until Option Shares are issued to the Employee upon the exercise of one or more installments of the Option.

     10. GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the State of Illinois.

     11. BINDING EFFECT. This Agreement shall be binding on the Company and the Employee and on the Employee's heirs, legatees and legal representatives.

     12. EFFECTIVE DATE. This Agreement shall not become effective until the Employee accepts this Agreement by returning a copy to the Company completed and signed on the first page by the Employee. When the Employee so accepts this Agreement, this Agreement shall become effective, retroactive to the Option Grant Date, without the necessity of further action by either the Company or the Employee.



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